EXHIBIT NO. EX-99.m.3

                                 GAM FUNDS, INC.

            FIRST AMENDED PLAN OF DISTRIBUTION PURSUANT TO RULE 12b-1

                                 CLASS C SHARES

     WHEREAS, GAM Funds, Inc. (the "Fund") is an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund desires to amend the originally adopted Plan of Distribution which was adopted pursuant to Rule 12b-1 under the 1940 Act (the "Plan") with respect to shares of its Class C common stock, par value $.001 per share, (the "Class C Shares") of each series of the Fund (the "Series"), and the Board of Directors has determined that there is a reasonable likelihood that adoption of the amended Plan will benefit each Series and its stockholders; and

     WHEREAS, the Fund employs GAM Services Inc. (the "Distributor") as distributor of the Class C Shares; and

     WHEREAS, the Fund and the Distributor intend to enter into a separate Distribution Agreement with the Fund for the Class C Shares, pursuant to which the Fund will employ the Distributor as distributor for the continuous offering of Class C Shares;

     NOW, THEREFORE, the Fund hereby adopts this amended Plan and the Distributor hereby agrees to the terms of the Plan with respect to the Class C Shares of each Series in accordance with Rule 12b-1 under the 1940 Act on the following terms and conditions:

     1. Service Fee. The Fund will pay to the Distributor and each successor principal distributor of such Fund's shares pursuant to this Plan, so long as it shall be providing shareholder services, as compensation for providing, or arranging for the provision of, shareholder services in respect of the Class C Shares of the Fund, a monthly service fee (the "Service Fee") at the annual rate of 0.25 of 1% of the average daily net assets of each Series attributable to the Class C Shares, as determined at the close of each business day during the month. The Distributor may pay all or any portion of the Service Fee to securities dealers as service fees pursuant to agreements with such dealers for providing personal services to investors in shares of the Fund and/or the maintenance of shareholder accounts, or may use all or any portion of the Service Fee to pay for expenses of the Distributor (including overhead expenses) incurred in connection with the provision of personal services provided to investors in shares of the Fund and/or the maintenance of shareholder accounts, including without limitation, expenses of personnel and communications

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equipment used in servicing shareholder  accounts.  All payments of Service Fees under this plan are intended to qualify as "service fees" within the meaning of the Conduct Rules of the National Association of Securities Dealers, Inc. ("NASD"), as in effect from time to time.

     2. Distribution Fee. In addition to the Service Fee, the Fund will pay to the Distributor, as compensation for acting as principal distributor in respect of the Class C Shares of the Fund and as reimbursement of the distribution expenditures incurred in connection therewith, including those listed below, its "Allocable Portion" (as hereinafter defined) of a fee (the "Distribution Fee") computed at the annual rate of 0.75 of 1% of the average daily net assets of each Series attributable to the Class C Shares. Such expenditures may consist of: (i) commissions to sales personnel for selling shares of the Fund (including interest and other financing costs); (ii) compensation, sales incentives and payments to sales, marketing and service personnel; (iii) payments to broker-dealers and other financial institutions which have entered into agreements with the Distributor for distribution services rendered in connection with the sale and distribution of shares of the Fund; (iv) payment of expenses incurred in sales and promotional activities, including advertising expenditures related to each class of shares of the Funds; (v) the costs of preparing and distributing promotional materials; (vi) the cost of printing the Fund's Prospectus and Statement of Additional Information for distribution to potential investors; and (vii) such other similar services that the Board of Directors of the Fund determines are reasonably calculated to result in sales of shares of the Fund. Any payment of Distribution Fees under this Plan is intended to constitute an "asset-based sales charge" within the meaning of the Conduct Rules of the NASD.

     3. Payment. The Service Fee and Distribution Fee shall be calculated and accrued daily, and paid monthly or at such other intervals as the Board of Directors and Distributor shall agree. Nothing herein shall be construed to prohibit distribution payments to non-dealers who are not required to be registered under the United States Securities and Exchange Act of 1934 or required to be members in good standing with the NASD, who are exempt from registration as a broker or a dealer or who may otherwise lawfully distribute Fund shares without registration and in accord with applicable United States banking regulation or other such applicable regulation.

     4. This Plan shall not take effect with respect to each Series until it has been approved, together with any related agreements, (a) by votes of a majority of both (i) the Board of Directors of the Fund and (ii) those Directors of the Fund who are not "interested persons" of the Fund (as defined in the 1940 Act) and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Rule 12b-1 Directors"), cast in person at a meeting (or meetings) called for the purpose of voting on this Plan and such related agreements, and (b) if required by the 1940 Act, by a vote of at least a majority (as defined in the 1940 Act) of the outstanding Class C Shares of such Series.

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     5. This Plan  shall  continue  in effect  for one year from the date of its adoption, and thereafter the Plan shall continue in effect for so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in Paragraph 4.

     6. The Distributor shall provide to the Board of Directors of the Fund, and the Board of Directors shall review, at least quarterly, a written report of the amounts expended pursuant to this Plan and any related agreements and the purposes for which such expenditures were made, including commissions,
advertising,   printing,  interest,  carrying  charges  and  allocated  overhead expenses.

     7. Any agreement related to this Plan shall provide:

          a. that such agreement may be terminated with respect to the Class C Shares of any Series at any time, without payment of any penalty, by vote of a majority of the Rule 12b-1 Directors or by vote of a majority of the outstanding voting securities of such Shares, on not more than sixty (60) days' written notice to any other party to the agreement; and

          b. that such agreement shall terminate automatically in the event of its assignment.

     8. All amounts expended under this Plan for the benefit of the Class C Shares of a specific Series as to which this Plan is effective will be charged to the Class C Shares of that Series, and any expenses pursuant to this Plan which are deemed by the Board of Directors of the Fund to benefit all such Series equally will be charged to the Class C Shares of each such Series on the basis of the net asset value of the Class C Shares of such Series in relation to the net asset value of all of the outstanding Class C Shares of the Fund.

     9. This Plan may be terminated with respect to the Class C Shares of any Series at any time by vote of a majority of the Rule 12b-1 Directors, or by a vote of a majority of the outstanding Class C Shares of such Series.

     10. This Plan may not be amended with respect to the Class C Shares of any Series to increase materially the amount of compensation provided for in Paragraphs 1 and 2 hereof unless such amendment is approved in the manner provided for initial approval in Paragraph 4 hereof, and no material amendment to the Plan of any kind, including an amendment which would increase materially the amount of such compensation, shall be made unless approved in the manner provided for approval and annual renewal in Paragraphs 4 and 5 hereof.

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     11. While this Plan is in effect, the selection and nomination of Directors who are not interested persons (as defined in the 1940 Act) of the Fund shall be committed to the discretion of the then current Directors who are not interested persons (as defined in the 1940 Act) of the Fund.

     12. The Fund shall preserve copies of this Plan and any related agreements and all reports made pursuant to Paragraph 6 hereof for a period of not less than six (6) years from the date of this Plan, such agreements or such reports, as the case may be, the first two (2) years in an easily accessible place.




                                                GAM FUNDS, INC.

Dated: May 1, 2000                              By: /s/ Joseph J. Allessie
                                                    ----------------------------


                                                Title: Secretary
                                                       -------------------------